CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 2000 and to all references to our Firm, in post-effective Amendment Number 13 and Amendment Number 15 to Registration Statement File numbers 333-37367 under the Securities Act of 1933 and 811-8419 under the Investment Company Act of 1940, respectively.


                                                /s/ Arthur Andersen LLP
                                                ------------------------
                                                Arthur Andersen LLP

February 28, 2000
San Francisco, California